Exhibit 99.1

Contacts:

Andrew Graham Director of Finance Trimeris, Inc. (919) 419-6050	Michael A. Recny, Ph.D. Vice President, Corporate Development Trimeris, Inc. 919-419-6050

Trimeris Reports First Quarter 2006 FUZEON Sales Results

    Global sales up thirty one percent over first quarter 2005
    Reaffirming North American sales guidance and profitability for 2006

MORRISVILLE, N.C. (April 25, 2006) -- Trimeris, Inc. (Nasdaq: TRMS) today announced worldwide net sales of FUZEON for the first quarter were $55.4 million, up 31 percent from $42.5 million for the first quarter of 2005. Net sales of FUZEON in the U.S. and Canada for the first quarter of 2006 were $27.4 million, up 17 percent from $23.3 million in the first quarter of 2005. Net sales of FUZEON outside the U.S. and Canada for the first quarter were $28.0 million, up 47 percent from $19.1 million for the first quarter of 2005. All sales of FUZEON are recorded by F. Hoffmann-La Roche Ltd., ("Roche"), Trimeris' collaborative partner.

"FUZEON achieved strong double digit sales growth across all major markets when comparing first quarter 2005 with first quarter 2006 performance. In North America, both new and total prescription levels demonstrated strong underlying demand, growing 19% and 10% respectively. These results give me confidence in reiterating our 2006 North American sales guidance of $140 million to $150 million, and in our expectation for sustaining our profitability for 2006," said Steven D. Skolsky, Chief Executive Officer of Trimeris.

FUZEON Sales Conference Call
Trimeris will host a live conference call to discuss first quarter 2006 FUZEON sales results at 4:15 PM today. To access the live call, please dial (800) 399-8403 (U.S.) or (706) 634-6565 (international). The conference ID number is 8353838. Telephone replay is available approximately two hours after the call through 11:59 p.m. Eastern Time, May 09, 2006. To access the replay, please call (800) 642-1687 (U.S.) or (706) 645-9291 (international). The information provided on the teleconference is only accurate at the time of the conference call, and Trimeris will take no responsibility for providing updated information.

Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The webcast can be accessed by going to Trimeris' website, www.trimeris.com.

The release of complete financial results will take place in early May 2006.

About Trimeris, Inc.
Trimeris, Inc. (Nasdaq: TRMS) is a biopharmaceutical company engaged in the discovery, development and commercialization of novel therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. Trimeris is developing FUZEON and future generations of peptide fusion inhibitors in collaboration with F. Hoffmann-La Roche Ltd. For more information about Trimeris, please visit the Company's website at http://www.trimeris.com.

Trimeris Safe Harbor Statement
This document and any attachments may contain forward-looking information about the Company's financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris' Form 10-K filed with the Securities and Exchange Commission on March 10, 2006 and its periodic reports filed with the SEC.

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